UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2006

Fortress America Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51426	20-2027651
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4100 North Fairfax Drive, Suite 1150 Arlington, Virginia		22203-1664
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 528-7073

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 245 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchanged Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Fortress America Acquisition Corporation, a Delaware corporation (the “Company”), concluded on November 16, 2006 to restate its financial statements for the quarter ended June 30, 2006 to reflect $50,930 in additional net income related to the original classification of and accounting for certain expenditures for legal services as formation and operating costs. The officers of the Company determined that these expenditures should have been classified as deferred acquisition costs related to the proposed acquisition of VTC, L.L.C. and Vortech, LLC. Accordingly, the financial statements of the Company as of and for the period ending June 30, 2006 contained in the Company’s Form 10-QSB for the quarterly period ended June 30, 2006 should no longer be relied upon. On November 16, 2006, the Company filed restated financial statements for the quarter ended June 30, 2006 on Form 10-QSB/A.

Officers of the Company have discussed the matters disclosed in this Current Report on Form 8-K with its independent registered public accounting firm, Goldstein Golub Kessler LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress America Acquisition Corporation

Date: November 22, 2006	By:	/s/ Harvey L. Weiss
Harvey L. Weiss Chief Executive Officer